                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EXCO Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[LOGO]








EXCO Resources, Inc.




NOTICE OF 2000
ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT




    -----------------------------------------------------------------------
                          PLEASE COMPLETE, SIGN, DATE
                         AND RETURN YOUR PROXY PROMPTLY
    -----------------------------------------------------------------------



                                                 WEDNESDAY, APRIL 26, 2000
                                                 9:00 A.M.
                                                 ROYAL OAKS COUNTRY CLUB
                                                 7915 GREENVILLE AVENUE
                                                 DALLAS, TEXAS

[LOGO]                     EXCO RESOURCES, INC.
                           5735 Pineland Dr. o Suite 235 o  Dallas, Texas 75231
                           (214) 368-2084  o  FAX (214) 368-2087



March 21, 2000



Dear EXCO Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of EXCO Resources, Inc. The meeting will be held at 9:00 a.m. on Wednesday, April 26, 2000, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person. We have included a map and directions to the meeting site on the back page of this proxy statement.

         o You will find enclosed a Notice of Meeting that identifies the sole proposal to be presented for your action.

         o At the meeting we will present a report on EXCO's 1999 business results and on other matters of current interest to you.

         o You will find enclosed the 1999 Annual Report, which includes our financial statements.

         Your vote is important. The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then SIGN, DATE AND RETURN THE ENCLOSED PROXY promptly in the envelope provided, so that your shares will be represented at the meeting.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                          Sincerely,

                          /s/ DOUGLAS H. MILLER

                          Douglas H. Miller
                          Chairman of the Board and Chief Executive Officer

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                              Dallas, Texas 75231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 26, 2000


                            ----------------------

         The 2000 Annual Meeting of Shareholders of EXCO Resources, Inc. will be held at 9:00 a.m. on April 26, 2000 at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas to elect eight directors.

         You must be a shareholder of record at the close of business on February 29, 2000 to be entitled to vote at the annual meeting.

         Your participation in the Company's affairs is important. Officers of the Company will be present to respond to questions from shareholders. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it to the Company promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of future solicitation.

                                           By Order of the Board of Directors,

                                           /s/ RICHARD E. MILLER

                                           Richard E. Miller
                                           General Counsel and Secretary

March 21, 2000

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                              Dallas, Texas 75231
                           Telephone: (214) 368-2084

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 26, 2000



                                                                 March 21, 2000

                                  INTRODUCTION



         The Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support of the sole proposal. You are invited to attend the annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.


THIS PROXY SOLICITATION

         There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We will begin sending this notice, proxy statement, and proxy card on March 21, 2000 to all shareholders entitled to vote.

         This proxy statement provides you with a variety of information on the proposal and other matters that you may find useful in determining how to vote. It is divided into six sections following this Introduction:

         o "Voting", page 3.

         o "Proposal to be Voted Upon", page 4.

         o "Our Meetings and Committees", page 6.

         o "Certain Relationships Between the
            Company and Directors, Officers or
            Shareholders", page 7.

         o "Audit Committee Report", page 9.

         o "Executive Compensation", page 10.


         We have supplemented these sections with tables and other information, all of which appear in the appendices beginning on page 14. For your reference, a table showing the performance of the Company's stock over the past five years is included in Appendix A.

         The Company will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication. We have also retained Continental Stock Transfer & Trust Co. to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $1,100, plus reasonable out-of-pocket expenses. We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.


THE ANNUAL MEETING

         The annual meeting will be held on Wednesday, April 26, 2000, in Dallas, Texas beginning at 9:00 a.m. A quorum of shareholders is necessary to hold a valid meeting. A majority of the Company's common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.

         Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so. Neither abstentions nor broker non-votes will be counted when tabulating the votes cast on the proposal.

         Representatives of Ernst & Young LLP, the Company's independent accountants, are expected to be present at the annual meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.


SHAREHOLDER PROPOSALS

         There were no shareholder proposals submitted for the annual meeting. To be considered for presentation at the 2001 Annual Meeting of the Shareholders and to be included in the proxy statement, the Company must receive shareholder proposals at its principal executive offices no later than November 15, 2000. We will consider a shareholder proposal submitted outside of Securities and Exchange Commission Rule 14(a)-8 untimely if we receive the proposal after January 30, 2001.


SHAREHOLDERS

         On February 29, 2000, the Company had 6,817,696 issued and outstanding shares of common stock, held by approximately 1,380 record shareholders, and the closing price for the Company's stock was $6.625. Based on the latest information provided to the Company, Ares Leveraged Investment Fund, L.P. beneficially owns approximately 16% of the Company's outstanding common stock, OCM Principal Opportunities Fund, L.P. beneficially owns approximately 15%, Lord, Abbett & Co. beneficially owns approximately 10%, Douglas H. Miller beneficially owns approximately 8%, and State Street Research & Management Company, Inc. beneficially owns approximately 6%. "Beneficial ownership" means shares over which a person has sole or shared voting or investment power.

         You will find more information regarding the shareholders who own more than 5% of the Company's stock in Appendix B.

         You are entitled to one vote at the annual meeting for each share of the Company's common stock that you owned of record at the close of business on February 29, 2000. The number of shares you own (and may vote) is listed at the top of the back of the enclosed proxy card.

                                     VOTING



HOW TO VOTE YOUR SHARES

         You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

         The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions. The board has appointed Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller to serve as the proxies for the annual meeting.

         Your proxy will be valid only if you sign, date and return it before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors. If any nominee for election to the board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

         You may revoke your proxy at any time before it is exercised by any of the following means:

         o        Notifying the Company's Secretary in writing;

         o        Submitting a later dated proxy; or

         o Attending the annual meeting and voting in person. Your attendance at the annual meeting will not by itself revoke a proxy; you must vote your shares.


HOW TO VOTE UNDER 401(k) PLANS

         If you are a Company employee participating in the Company's 401(k) plan, then you may be receiving this material because of shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.

         The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.


WHERE TO FIND VOTING RESULTS

         The Company will publish the voting results in its Quarterly Report on Form 10-Q for the first quarter of 2000, which it will file with the Securities and Exchange Commission in May 2000.

                           PROPOSAL TO BE VOTED UPON



1.       ELECTION OF DIRECTORS

         The only proposal on the agenda for the annual meeting will be the election of eight directors, constituting the entire Board of Directors, to serve for one-year terms beginning at this annual meeting and expiring at the next annual meeting of shareholders. The eight nominees receiving the greatest number of votes cast will be elected. So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker-non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director. Each nominee is currently serving as one of our directors. On August 18, 1998 Mr. Benjamin was designated by OCM Principal Opportunities, L.P. and Jeff M. Moore was designated by Ares Leveraged Investment Fund, L.P. to represent them on the Board of Directors. Effective March 17, 2000, Mr. Moore resigned as a member of our Board of Directors, and will not be standing for re-election. Following Mr. Moore's resignation, the size of the Board of Directors was reduced to eight seats. Based on an agreement with the Company, OCM and Ares have the right to designate one board member each as long as they own at least 10% of our stock. Though Ares owns more than 10% of our stock, Ares has not notified the Company of its new designee.

         The Board of Directors has nominated:

         o Douglas H. Miller
         o T. W. Eubank
         o J. Douglas Ramsey
         o Jeffrey D. Benjamin
         o Earl E. Ellis
         o J. Michael Muckleroy
         o Boone Pickens
         o Stephen F. Smith


for re-election as directors. You will find information on their holdings of the Company's stock in Appendix B.

         DOUGLAS H. MILLER, 52, was elected Chairman and Chief Executive Officer of EXCO in December 1997. Mr. Miller was Chairman of the Board and Chief Executive Officer of Coda Energy, Inc., an independent oil and gas company, from October 1989 until November 1997 and served as a director of Coda from 1987 until November 1997.

         T. W. EUBANK, 57, was elected President, Treasurer and director of EXCO in December 1997. Mr. Eubank was a consultant to various private companies from February 1996 to December 1997. Mr. Eubank served as President of Coda from March 1985 until February 1996. He was a director of Coda from 1981 until February 1996.

         J. DOUGLAS RAMSEY, PH.D., 39, was elected a Vice President and Chief Financial Officer of EXCO in December 1997. Dr. Ramsey has been a director of EXCO since March 1998. Dr. Ramsey most recently was Financial Planning Manager of Coda and has worked in various capacities for Coda from 1992 until 1997. Dr. Ramsey also teaches finance at Southern Methodist University.

         JEFFREY D. BENJAMIN, 38, has been a director of EXCO since August 1998. He has been Co-Chief Executive Officer of U. S. Bancorp Libra, a division of U. S. Bancorp Investments, Inc., an investment banking firm since May 1998. From May 1996 to May 1998, Mr. Benjamin was Managing Director at UBS Securities LLC, a securities investment firm. From January 1996 to May 1996, Mr. Benjamin was a Managing Director at Bankers Trust Company, a financial services company. From 1992 to January 1996, Mr. Benjamin was an officer of Apollo Capital Management, Inc. and Lion Capital Management, Inc., which act as general partners of Apollo Advisors, L.P. and Lion Advisors, L.P., respectively. Apollo Advisors, L.P. and Lion Advisors, L.P., act as managing general partners of Apollo Investment Fund, L.P. and AIF II, L.P. respectively, securities investment funds, and a financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Benjamin is also a director of Multigraphics, Inc., which provides equipment, supplies and service to the worldwide graphics markets.

         EARL E. ELLIS, 58, has been a director of EXCO since March 1998. He served as a Director of Coda from 1992 until 1996. Currently Mr. Ellis serves as a managing partner of the firm of Benjamin Jacobson & Sons, LLC, specialists on the New York Stock Exchange. He has been associated with Benjamin Jacobson & Sons, LLC since 1977.

         J. MICHAEL MUCKLEROY, 69, has been a director of EXCO since March 1998. He is currently an independent oil and gas producer and acts as manager of his family's stock portfolios. Mr. Muckleroy served as President of Houston Natural Gas Liquids from 1984 until the end of 1985. From 1985 until his retirement in 1993, Mr. Muckleroy served as Chairman and Chief Executive Officer of Enron Liquid Fuels.

         BOONE PICKENS, 71, has been a director of EXCO since March 1998. Mr. Pickens is currently the Chairman of BP Capital LLC and Pickens Fuel Corp. He was the founder of Mesa, Inc., an independent oil and natural gas exploration and production company, is a graduate of Oklahoma State University with a B.S. in geology and served as a director of Mesa from its inception. From January 1992 to August 1996, he served as Chairman and Chief Executive Officer of Mesa. Mr. Pickens served as a director of Pioneer Natural Resources Company, the successor to Mesa from August 1997 to December 1998.

         STEPHEN F. SMITH, 58, has been a director of EXCO since March 1998. He was a co-founder in 1996 of Energy Consolidation, Inc., a company engaged in the acquisition of oil and natural gas service companies, and has served as its President since inception. He is also a principal shareholder of the Abbey Group, a consolidator of event production and party equipment rental companies. From 1980 to 1996, Mr. Smith was a co-founder, Executive Vice President and Chief Operating Officer of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. Prior to 1980, Mr. Smith was an Audit Partner with Arthur Andersen LLP.


         The Board of Directors recommends that you vote FOR the election of Messrs. Miller, Eubank, Ramsey, Benjamin, Ellis, Muckleroy, Pickens and Smith.


OUR INDEPENDENT ACCOUNTANTS

         Ernst & Young LLP served as our independent accountants for fiscal years 1997, 1998 and 1999. The Company has been informed by Ernst & Young LLP that they are independent with respect to the Company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

         The audit committee recommended to the board that Ernst & Young be reappointed for fiscal year 2000, and the board has reappointed Ernst & Young.




         A representative of Ernst & Young will attend the annual meeting to answer your questions.


OTHER MATTERS

         Neither the Company nor its directors intend to bring before the annual meeting any matters other than the election of the eight directors.

                          OUR MEETINGS AND COMMITTEES


         During 1999, the Board of Directors held 8 meetings and took action by written consent 1 time. All directors attended at least 75% of both their board and committee meetings in 1999.


AUDIT COMMITTEE

         The audit committee of the Board of Directors was established in 1998 and consisted of Earl E. Ellis, Jeff M. Moore and Stephen F. Smith. Concurrent with the resignation of Mr. Moore from our Board of Directors effective March 17, 2000, Mr. Moore also resigned as a member of our audit committee. Messrs. Ellis and Smith continue to serve as members of the committee. Messrs. Ellis and Smith are independent directors, and Mr. Moore was an independent director, as required by Rule 4200 (a)(15) of the listing standards of the National Association of Securities Dealers. During 1999, the audit committee held 1 meeting. On March 16, 2000, the Board of Directors approved for adoption an Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix D. As a result of Mr. Moore's resignation, and the adoption by our Board of Directors of the Audit Committee Charter which requires that the committee consist of three independent directors, the audit committee currently has one vacancy. We expect to fill this vacancy upon the recommendation of the Board of Directors of another qualified independent director. Pursuant to this charter, the duties of the audit committee are generally:

         o To recommend to the board, independent auditors to audit annually the Company's books and records;

         o To provide an open avenue of communication between management, the independent auditors and the Board of Directors;

         o To review the activities of and reports of the Company's independent auditors;

         o To review the activities of the Company's internal audit staff and the adequacy of the Company's internal controls;

         o To review the financial information contained in the Company's filings with the Securities and Exchange Commission; and

         o To report the results of its reviews to the Board of Directors.


COMPENSATION COMMITTEE

         The board also has a standing compensation committee, consisting of Jeffrey D. Benjamin, J. Michael Muckleroy and Boone Pickens (all outside directors). During 1999, the compensation committee held 2 meetings. The duties of the compensation committee are generally:

         o To recommend to the board the remuneration arrangements for senior management and directors;

         o To recommend to the board compensation plans in which officers or directors are eligible to participate;

         o        To grant awards under the Company's stock option plan; and

         o        To administer the director compensation plan.

NOMINATING COMMITTEE

         The Company has no nominating committee. The board of directors as a whole oversees the nominating function. If you desire to nominate a director you should forward your nomination to the Company's Secretary.

DIRECTOR COMPENSATION

         All directors of the Company receive directors' fees of $15,000 per year, payable quarterly. In 1999, Dr. Ramsey took half his fees in cash and half in common stock of the Company, while the rest of the directors took all of their fees in common stock of the Company. Each director also receives an option to purchase 50,000 shares of common stock when the director is initially elected or appointed to the board. In addition, the Company reimburses its directors for expenses, including travel, they incur in connection with attending board or committee meetings.

                   CERTAIN RELATIONSHIPS BETWEEN THE COMPANY
                    AND DIRECTORS, OFFICERS OR SHAREHOLDERS


         DOUGLAS H. MILLER. Mr. D. H. Miller, a director and executive officer, received a loan in the form of a promissory note from the Company for $450,000 on September 15, 1998 which remains outstanding as of March 20, 2000. The loan is secured by a pledge of 75,000 shares of Mr. D. H. Miller's common stock in the Company. The pledged stock is worth approximately $450,000. The Company loaned the money to Mr. Miller in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Miller is obligated to pay the Company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

         Mr. D. H. Miller also received a loan in the form of a promissory note from the Company for $465,625 on November 29, 1999 which remains outstanding as of March 20, 2000. The loan is secured by a pledge of 77,500 shares of Mr. D. H. Miller's common stock in the Company. The pledged stock is worth approximately $465,625. The Company loaned the money to Mr. Miller in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Miller is obligated to pay the Company accrued interest at the lower of either 7.0% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on November 29, 2002.

         T. W. EUBANK. Mr. Eubank, a director and executive officer, received a loan in the form of a promissory note from the Company for $225,000 on September 15, 1998 which remains outstanding as of March 20, 2000. The loan is secured by a pledge of 37,500 shares of Mr. Eubank's common stock in the Company. The pledged stock is worth approximately $225,000. The Company loaned the money to Mr. Eubank in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Eubank is obligated to pay the Company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

         Mr. Eubank also received a loan in the form of a promissory note from the Company for $240,625 on November 29, 1999 which remains outstanding as of March 20, 2000. The loan is secured by a pledge of 40,000 shares of Mr. Eubank's common stock in the Company. The pledged stock is worth approximately $240,625. The Company loaned the money to Mr. Eubank in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Eubank is obligated to pay the Company accrued interest at the lower of either 7.0% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on November 29, 2002.

         J. DOUGLAS RAMSEY. Dr. Ramsey, a director and executive officer, received a loan in the form of a promissory note from the Company for $150,000 on September 15, 1998 which remains outstanding as of March 20, 2000. The loan is secured by 25,000 shares of Dr. Ramsey's common stock in the Company. The pledged stock is worth approximately $150,000 which Dr. Ramsey owns. The Company loaned the money to Dr. Ramsey in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Dr. Ramsey is obligated to pay the Company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

         Under the terms of each of the promissory notes, Messrs. D. H. Miller, Eubank and Ramsey have timely paid all accrued interest due and payable.

         J. MICHAEL MUCKLEROY. Mr. Muckleroy, a director, owns working, royalty, and overriding royalty interests in some wells operated by us. Mr. Muckleroy does not receive payments in excess of $60,000 per year from these interests.

         RICHARD E. MILLER. Mr. R. E. Miller, Secretary and General Counsel of the Company owns working and royalty interests in some wells operated by us. Mr. R. E. Miller does not receive payments in excess of $60,000 per year from these interests.


         OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

         On October 9, 1998, we formed a $50 million joint venture with OCM Principal Opportunities Fund, L.P. to acquire oil and gas related assets and securities. We were required to contribute 5% of any capital expenditures. At December 31, 1998, the joint venture had invested $6.8 million in debt securities. We had contributed $341,000 to the total investment. A board of managers comprised of two representatives from OCM and one representative from the Company made all investment and acquisition decisions for the joint venture.

         In November 1999, the debt securities held by the joint venture were sold for a profit, and the proceeds were distributed on a pro-rata basis after expenses to OCM and EXCO. The joint venture was dissolved on December 3, 1999.


           ARES MANAGEMENT, L.P. AND OAKTREE CAPITAL MANAGEMENT, LLC

         On July 16, 1998, we commenced a rights offering to our existing shareholders. Each shareholder received ten rights for each share of our common stock held. Each right entitled the shareholder to purchase one share of common stock for $6.00 per share. We also executed agreements with Ares Leveraged Investment Fund, L.P. and OCM Principal Opportunities Fund, L.P. to act as standby purchasers.

         As a condition to the standby purchase, we granted both Ares and OCM the right to nominate one person to serve on our board of directors. Mr. Jeffrey
D. Benjamin, representative of OCM, is currently a director and has been renominated for election at this annual meeting. Mr. Jeff M. Moore, the designated representative of Ares, was a director until his resignation from the Board of Directors on March 17, 2000. Ares has not notified the Company of its new designee.

         The rights offering concluded on August 12, 1998 and resulted in the sale of 5,943,360 shares of the Company's common stock at $6.00 per share for total gross proceeds to the Company in the amount of approximately $35.7 million (net $35.2 million). For more information regarding the share ownership of directors and officers please review Appendix B.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Company's stock to file reports with the Securities and Exchange Commission and to provide copies to us of ownership and changes in ownership. The SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. We prepared and filed on Mr. Douglas H. Miller's behalf a Form 4 dated December 1999 which inadvertently did not include two open market purchases he made in December 1999 totaling 4,000 shares. We subsequently reported these transactions on his Form 5 dated December 31, 1999. Based upon a review of our records, we believe that all other 1999 filing requirements were met.

                             AUDIT COMMITTEE REPORT


         The audit committee of the Board of Directors, which was established in 1998, oversees the external audit of the Company's financial statements and reviews the internal audit, control and financial reporting procedures of the Company. A full description of the activities of the audit committee is contained in the Audit Committee Charter, which is attached to this proxy statement as Appendix D. For 1999 and for the purposes of this report, the audit committee was composed of Earl E. Ellis, Jeff M. Moore and Stephen F. Smith.

         In 1999, the audit committee met with representatives of Ernst & Young LLP, the Company's independent accountants, to review the results of the 1998 audit and to review the scope of the 1999 audit.

         In March 2000, the audit committee met with Ernst & Young to review the results of the 1999 audit. The committee will meet with Ernst & Young again in 2000 to review the scope of the 2000 audit. At the March 2000 meeting, the committee reviewed the results of the 1999 audit with the members of the Ernst & Young engagement team. The committee also discussed the 1999 audited financial statements and the results of the 1999 audit with the Company's management.

         During the March 2000 meeting, the audit committee discussed the matters required to be discussed by Statements on Auditing Standards No. 61 with Ernst & Young, including the restrictions on ownership of securities imposed as part of the independence standards that the Ernst & Young engagement team must observe. The committee received during the March 2000 meeting the written disclosures and letter from Ernst & Young required by Independence Standards Board Standard No. 1. Standard No. 1 requires auditors to communicate, in writing, at least annually all relationships between the auditor and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The committee has received this written disclosure and has discussed with Ernst & Young its independence.

         Based upon these reviews, discussions and disclosures, the audit committee made a recommendation to the Board of Directors that the 1999 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending December 31, 1999.

                            By the Audit Committee:


                            Earl E. Ellis
                            Jeff M. Moore
                            Stephen F. Smith


                            By Order of the Board of Directors,


                            Douglas H. Miller
                            Chairman of the Board and Chief Executive Officer


March 16, 2000

                             EXECUTIVE COMPENSATION



         This section provides summary information regarding the compensation of Douglas H. Miller, Chairman, and the four most highly compensated officers other than Mr. D. H. Miller: T. W. Eubank, President; J. Douglas Ramsey, Chief Financial Officer; Richard E. Miller, General Counsel; and Charles R. Evans, Vice President.

         This section also includes a report of the Board's compensation committee (see page 11), which discusses the general compensation principles used by the committee, as well as the specific factors used to determine Mr. D.
H. Miller's and Mr. Eubank's compensation.

         You will find additional information regarding executive officers' salaries, bonuses, options and other compensation in Appendix C.


SALARY AND BONUS

         Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller, and Evans had their salaries reviewed in 1999. This is consistent with the Company's compensation principles for executive officers (which are described in more detail in the compensation committee's report).

         In 1999, Messrs. D. H. Miller, Eubank, Ramsey, and R. E. Miller received bonuses of approximately 10% of their 1999 gross salaries. Mr. Evans received a bonus of 20% of his 1999 gross salary.


STOCK OPTIONS

         The Company awarded 99,633 options to these executive officers in 1999.


OTHER COMPENSATION AND BENEFITS

         This group of executive officers receives medical, group life insurance and other benefits (including matching contributions under the Company's 401(k) plans) that are available generally to all of the Company's salaried employees.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The compensation committee of the Board of Directors, which was established in 1998, oversees the Company's executive compensation program and approves the base salaries and incentive bonuses of the senior executive officers. For 1999 and for purposes of this report, the compensation committee was composed of Jeffrey D. Benjamin, J. Michael Muckleroy and Boone Pickens.


          EXECUTIVE COMPENSATION -- PHILOSOPHY AND PROGRAM COMPONENTS

         The Company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the Company's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock incentives. Stock options are made available to key employees under the EXCO Resources, Inc. 1998 Stock Option Plan. Executives also participate in certain benefit plans available to all salaried employees. The Company believes that a significant portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a substantial portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another important risk-related compensation element. The Company believes that employee ownership of the Company's stock is one of the most effective ways to align employee and shareholder interests in the mutual goal of creating value for our shareholders. During 1999, the committee directed management to submit a proposal to recommend levels of stock ownership for key members of management.


BASE SALARY

         In 1999, base salaries for senior executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other things, the individual's initiative, contributions to the Company's overall performance, managerial ability and handling of special projects. These same factors are applied by the Chairman and President, with the assistance of the senior executive officers to establish base salaries for other key management employees. Base salaries for senior executives generally are reviewed periodically for possible adjustment, but are not necessarily changed that often. The committee also uses industry comparisons to ensure that the base salaries of the senior executive officers remain competitive in keeping with the objective of retaining key members of management.


BONUS

         The compensation committee reviewed the 1999 bonus awards to the employees that were recommended by the Chairman and the President. After considering the Company's progress during the 1999 calendar year the committee approved them without change.

STOCK OPTION PLAN AWARDS

         In March 1998, the Company adopted the 1998 Stock Option Plan. The stated purpose of the stock option plan is to provide financial incentives to selected employees of the Company and its subsidiaries to promote long-term growth and financial success of the Company by:

         o        attracting and retaining employees of outstanding ability;

         o strengthening the Company's capability to develop, maintain and direct a competent management team;

         o providing an effective means for selected employees to acquire an ownership interest in the Company;

         o motivating key employees to achieve long-range performance goals and objectives; and

         o providing incentive compensation competitive with other similar companies.

The compensation committee administers the stock option plan and makes grants under this plan, however, the full Board of Directors makes grants to senior executive officers who are also directors. All grants under the stock option plan are approved by a majority of the members of the committee or the Board of Directors, as the case may be, who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission. Awards under the stock option plan can consist of incentive stock options and non-qualified stock options.

         In 1999, we granted options covering 268,309 shares to employees, including executive officers, under the terms of the 1998 Stock Option Plan. Directors and employees exercised options covering a total of 117,500 shares in 1999.

         At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the senior executive officers and other key management employees have been permitted to participate, including the employees' 401(k) savings plan and the life and health insurance benefit plans available to all salaried employees. Other than with respect to common stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to the Company's performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         For fiscal year 1999, a bonus was paid to Mr. D. H. Miller. As with all senior executive officers, Mr. Miller's bonus compensation is linked to individual performance and the Company's profitability.



                                         By the Compensation Committee:

                                         Jeffrey D. Benjamin
                                         J. Michael Muckleroy
                                         Boone Pickens


                                         By Order of the Board of Directors,


                                         Douglas H. Miller
                                         Chairman of the Board and
                                         Chief Executive Officer


March 16, 2000

                        APPENDIX A -- PERFORMANCE GRAPH


         The following graph compares the cumulative total return (what $100 invested in 1994 would be worth today) on the Company's common stock with the cumulative total return on the S&P 500 Index and the SIC Code Index for crude petroleum and natural gas stocks. The comparisons in this table are required by the Securities and Exchange Commission and are not a forecast of future performance of the common stock or the referenced indexes.



                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG EXCO RESOURCES, INC.,
                        S&P 500 INDEX AND SIC CODE INDEX





                                    [GRAPH]

                          1994     1995      1996     1997     1998     1999
                          ----     ----      ----     ----     ----     ----
EXCO Resources, Inc.      100.0     77.5     146.7    166.7    193.3    193.3
SIC Code Index            100.0    110.0     146.2    148.2    118.7    145.0
S&P 500 Index             100.0    137.6     169.2    225.6    290.1    351.1

                           APPENDIX B -- SHAREHOLDERS


         This Appendix B contains shareholder information for persons known to the Company to be large shareholders (5% or more), directors, or executive officers of the Company.

         Ownership of the Company's common stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

         In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by the Company's executive officers include shares that they have the right to acquire by exercising options on or before April 30, 2000. The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of the Company's common stock outstanding on February 29, 2000 (6,817,696 shares), plus shares that can be acquired by exercising options on or before April 30, 2000 (346,457 shares).


CERTAIN SHAREHOLDERS

         The following table shows the beneficial ownership of the Company's common stock as of February 29, 2000, for persons known to the Company to own five percent or more of the Company's common stock.

                                                                                     SHARES
                                                                               BENEFICIALLY OWNED
                                                                              ----------------------
                                    NAMES AND ADDRESS                           NUMBER     PERCENT
              --------------------------------------------------------------  ------------ ---------
              Ares Leveraged Investment Fund, L.P. .........................   1,112,491    15.5%
              1999 Avenue of the Stars, #1900
              Los Angeles, California 90067

              OCM Principal Opportunities Fund, L.P. .......................   1,000,000    14.0%
              c/o  Oaktree Capital Management, LLC
              333 South Grand Avenue, 28th Floor
              Los Angeles, California 90071

              Lord, Abbett & Co. ...........................................     650,000     9.1%
              767 Fifth Avenue
              New York, NY 10153

              Douglas H. Miller ............................................     572,077     8.0%
              c/o  EXCO Resources, Inc.
              5735 Pineland Drive, Suite 235
              Dallas, Texas 75231

              State Street Research & Management Company ...................     380,500     5.3%
              One Financial Center, 30th Floor
              Boston, MA 02111-2690


DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains stockholder information for the nominees for election as directors, the Company's executive officers listed in Appendix C and the directors and executive officers as a group.



                                                                                     SHARES OF
                                                                                   COMMON STOCK
                                                                                BENEFICIALLY OWNED
                                                                               ---------------------

              NAME                                                               NUMBER    PERCENT
              ---------------------------------------------------------------  ----------- ---------
              Douglas H. Miller  (2)(7) .....................................     577,077    8.1%

              T. W. Eubank (7) ..............................................     145,101    2.0%

              J. Douglas Ramsey (8) .........................................      89,001    1.2%

              Jeffrey D. Benjamin (3)(6) ....................................      77,952    1.1%

              Earl E. Ellis .................................................     185,201    2.6%

              J. Michael Muckleroy  (4)(6) ..................................      84,751    1.2%

              Boone Pickens (6) .............................................      83,701    1.2%

              Stephen F. Smith (6) ..........................................      76,801    1.1%

              Charles R. Evans (5)(9) .......................................      33,423     (1)

              Richard E. Miller (10) ........................................      33,644     (1)

              All directors and executive officers as a group (12 persons)      1,503,384   21.0%

              -------------------------

              (1)  Less than 1%.
              (2) Does not include 16,500 shares owned by The Miller Children's Trust of which Mr. D. H. Miller is neither the trustee nor the beneficiary.
              (3)  Excludes 1,000,000 shares held by OCM Principal
                   Opportunities Fund, L.P. of which shares he
                   disclaims beneficial ownership.
              (4) Includes 50,000 shares held by Paine Webber, Inc. Cust FBO Richard Sinz Marital Trust and Paine Webber, Inc., Cust FBO Dorothy Sinz, for both of which Mr. Muckleroy is trustee.
              (5) Includes 200 shares held by Mr. Evans as custodian for his children.
              (6) Includes 25,000 shares currently exercisable under the 1998 Director Compensation Plan.
              (7) Includes 5,000 shares currently exercisable under the 1998 Stock Option Plan.
              (8) Includes 32,500 shares currently exercisable under the 1998 Stock Option Plan.
              (9) Includes 31,744 shares currently exercisable under the 1998 Stock Option Plan.
              (10) Includes 32,786 shares currently exercisable under
                   the 1998 Stock Option Plan.

         The following is a brief description of the business background of all of our executive officers. For the business background of our directors, including those directors who are also executive officers, see Section 1 -- Election of Directors.

         CHARLES R. EVANS, 46, joined the Company in February 1998 and became a Vice President in March 1998. Mr. Evans graduated from Oklahoma University with a B.S. degree in Petroleum Engineering in 1976. After working for Sun Oil Co., he joined TXO Production Corp. in 1979 and was appointed Vice President of Engineering and Evaluation in 1989 and Vice President of Engineering and Project Development for Delhi Gas Pipeline Corporation, a natural gas gathering, processing and marketing company, in 1990. Mr. Evans most recently was Director-Environmental Affairs and Safety for Delhi until December 1997.

         JOHN D. JACOBI, 46, became a Vice President of EXCO in February 1999. Mr. Jacobi received his B.S. degree from West Texas State University. He co-founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer, in 1991 and was its President until January 1997. He then served as its Vice President and Treasurer until May 8, 1998, when the company was sold to EXCO.

         DANIEL A. JOHNSON, 48, became a Vice President of EXCO in February 1999. Mr. Johnson graduated from Texas A&M University with a B.S. degree in Petroleum Engineering. In 1991, he co-founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer. He served as its President from January 1997 until the company was sold to EXCO on May 8, 1998.

         RICHARD E. MILLER, 46, became General Counsel and General Land Manager and was elected Secretary of EXCO in December 1997. Mr. Miller was a senior partner and head of the Energy Section of Gardere & Wynne, L.L.P., a Dallas based law firm, from December 1991 to September 1994. Mr. Miller practiced law as a sole practitioner from September 1994 to December 1997.

                      APPENDIX C -- EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table provides compensation information for the fiscal years 1999 and 1998 for the Company's Chief Executive Officer, Douglas H. Miller, and the four most highly compensated executive officers other than Mr.
D. H. Miller: T. W. Eubank, J. Douglas Ramsey, Richard E. Miller, and Charles
R. Evans. Please note that the Company's executive management changed at the end of fiscal 1997 and that none of the current officers served as officers prior to December 1997.



                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION                AWARDS
                                           ----------------------------------------  --------------
                                                                        OTHER         SECURITIES
                                 FISCAL                                 ANNUAL        UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS      COMPENSATION       OPTIONS       COMPENSATION
-------------------------------  --------  -----------  ----------  ---------------  --------------  ---------------
                                             ($)(1)        ($)           ($)            (#)(2)            ($)
Douglas H. Miller .............   1999     $100,000     $10,000     $       --              20,000   $        2,000
Chairman and                      1998     $103,562     $10,000     $       --             250,000   $           --
Chief Executive Officer

T. W. Eubank ..................   1999     $100,000     $10,000     $       --              20,000   $        2,000
President and Treasurer           1998     $103,562     $10,000     $       --             100,000   $           --

J. Douglas Ramsey .............   1999     $100,000     $10,000     $       --              20,000   $        2,000
Vice President and                1998     $100,000     $10,000     $       --              50,000   $           --
Chief Financial Officer

Richard E. Miller .............   1999     $111,456     $11,146     $       --              21,146   $        2,000
Secretary and General Counsel     1998     $100,000     $10,000     $       --              50,000   $           --

Charles R. Evans ..............   1999     $100,000     $20,000     $       --              18,487   $        2,000
Vice President                    1998     $ 84,872     $ 8,520     $       --              50,000   $           --

------------------------------------------------------------------------------------------------------------------

(1) Includes $3,562 each for services rendered and not paid in 1997 to Messrs. D. H. Miller and Eubank. Their salaries for 1998 were $100,000.
(2) Does not include options granted to Messrs. D. H. Miller, Eubank and Ramsey under the 1998 Director Compensation Plan.

         The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of the Company's salaried employees. It also does not include certain perquisites and other personal benefits, securities or property received by these executive officers, not material in amount.

         The "Salary" column includes salary reduction elections made under the Company's 401(k) plan for salaried employees. The "All Other Compensation" column includes the Company's matching contributions under the Company's 401(k) plan.

OPTION GRANTS IN FISCAL 1999

                                                                  INDIVIDUAL GRANTS
                                  ----------------------------------------------------------------------------------
                                     NUMBER OF             % OF TOTAL
                                    SECURITIES               OPTIONS
                                    UNDERLYING              GRANTED TO      EXERCISE                   GRANT DATE
                                     OPTIONS               EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
             NAME                    GRANTED               FISCAL YEAR     PER SHARE       DATE         VALUE (3)
--------------------------------    ---------             -------------    ---------    ----------   ------------
Douglas H. Miller ..............      10,000        (1)       3.7%          $ 6.25       04/26/09     $   31,800
                                      10,000        (2)       3.7%          $ 6.00       11/29/09     $   30,500

T. W. Eubank ...................      10,000        (1)       3.7%          $ 6.25       04/26/09     $   31,800
                                      10,000        (2)       3.7%          $ 6.00       11/29/09     $   30,500

J. Douglas Ramsey ..............      10,000        (1)       3.7%          $ 6.25       04/26/09     $   31,800
                                      10,000        (2)       3.7%          $ 6.00       11/29/09     $   30,500

Richard E. Miller ..............      10,000        (1)       3.7%          $ 6.25       04/26/09     $   31,800
                                      11,146        (2)       4.2%          $ 6.00       11/29/09     $   33,995

Charles R. Evans ...............       8,487        (1)       3.2%          $ 6.25       04/26/09     $   26,989
                                      10,000        (2)       3.7%          $ 6.00       11/29/09     $   30,500


(1) These options were granted on April 26, 1999, and become exercisable for 25% of the shares on April 26, 1999, 25% on April 26, 2000, 25% on April 26, 2001, and 25% on April 26, 2002. If a change in control of the Company occurs, the options become exercisable in full.

(2) These options were granted on November 29, 1999, and become exercisable for 25% of the shares on November 29, 1999, 25% on November 29, 2000, 25% on November 29, 2001, and 25% on November 29, 2002. If a change in control of the Company occurs, the options become exercisable in full.

(3) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are the fair market value of the stock at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the three-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

         Fair market value of stock
           at date of grant                          =        $6.25 for options granted on April 26, 1999
                                                              $6.00 for options granted on November 29, 1999

         Option exercise price                       =        $6.25 for options granted on April 26, 1999
                                                              $6.00 for options granted on November 29, 1999

         Option term                                 =        10 years


         Risk-free rate of return                    =        Based on 10-year U.S. Treasury Notes

         Company stock volatility                    =        Based on daily stock prices from January 1, 1998 through
                                                              December 31, 1999

         Company dividend yield                      =        0%

         Calculated Black-Scholes value              =        $3.18 per option for those granted on April 26, 1999
                                                              $3.05 per option for those granted on November 29,
                                                              1999



There is no assurance that the value received by the named executive officers or the Company's shareholders will be at or near the estimated value derived by the Black-Scholes model.


OPTION VALUES AT FISCAL YEAR END

         The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller, and Evans as of December 31, 1999. This table also shows the value on that date of their "in-the-money" options, which is the positive spread, if any, between the exercise price of existing stock options and $7.25 per share (the closing market price of the common stock on December 31, 1999). In 1999, 77,500 options were exercised by Mr. D. H. Miller and 40,000 options were exercised by Mr. Eubank.



                            SHARES
                           ACQUIRED    VALUE         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             ON       REALIZED      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                          EXERCISE     (LOSS)     OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END
                          ----------  ---------  -----------------------------  -----------------------------
                             (#)        ($)                  (#)                            ($)
                          ----------  ---------  -----------------------------  -----------------------------
       NAME                                      EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------                              ------------   --------------  ------------  ---------------
Douglas H. Miller......... 77,500      $(625)        2,500         165,000        $ 3,125        $204,375
T. W. Eubank.............. 40,000      $(625)        2,500          90,000        $ 3,125        $110,625
J. Douglas Ramsey.........   --          --         30,000          65,000        $36,875        $ 79,375
Richard E. Miller.........   --          --         30,286          40,860        $37,233        $ 49,200
Charles R. Evans..........   --          --         29,622          38,865        $36,497        $ 46,990

                      APPENDIX D -- AUDIT COMMITTEE CHARTER


The Audit Committee (the "Committee") of EXCO Resources, Inc. (the "Company") is a committee of the Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing
(i) the financial information which will be provided to the shareholders, potential shareholders, the investment community and others; (ii) the systems of internal controls which management and the Board of Directors have established; and (iii) the audit process.

In meeting its responsibilities, the Committee is expected to:

1. Provide an open avenue of communication between the internal auditor, the independent accountant and the Board of Directors, including meeting with the internal auditor, the independent accountant and management in separate executive sessions to discuss any matters that the Committee or any of these persons believe should be discussed privately with the Committee.

2.       Review and update the Committee's charter annually.

3. Confirm the independent accountant's ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders. Select and recommend to the Board of Directors the independent accountant to be proposed for shareholder approval, approve the compensation of the independent accountant, review and evaluate the independent accountant, and recommend to the Board of Directors the discharge of the independent accountant.

4. Review and concur in the appointment, replacement, reassignment or dismissal of the Company's audit staff.

5.       Confirm and assure the independence of the internal auditor.

6. Take action, or recommend that the full Board of Directors take action, to oversee the independence of the independent accountant by, among other things, (i) receiving from the independent accountant a formal written statement delineating all relationships between the accountant and the Company, consistent with Independence Standards Board Standard No. 1, and (ii) actively engaging in a dialogue with the accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant.

7. Inquire of management, the internal auditor and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

8. Review with the Company's audit staff the audit scope and plan, including the coordination of the audit effort between the internal auditor and the independent accountant, to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

9. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

10.      Review Management's Discussion and Analysis (MD&A) included in Form
         10-K.

11. Review with management and the independent accountant at the completion of the annual examination:

         a. The Company's annual financial statements and related footnotes.

         b. The independent accountant's audit of the financial statements and his or her report thereon.

         c. Any significant changes required in the independent accountant's audit plan.

         d. Any serious difficulties or disputes with management encountered during the course of the audit.

         e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards or any other concerns.

         f.       The Company's compliance with its loan agreements.

         g. The existence of significant estimates and the rationale behind those estimates as well as any significant changes in such estimates.

         h. All fees paid to the independent accountant for the previous fiscal year.

         i. Any significant transactions that were not a normal part of the Company's business.

         j.       Any change in accounting principles.

         k.       Any prior period adjustments.

         l. The initial reporting of any significant loss or gain contingency (or significant change in the magnitude of any contingency).

         m.       The "Management Letter" from the independent accountants.

12. Consider and review with management, the independent accountant and the internal auditor:

         a. The adequacy of the Company's internal controls, including the adequacy of controls and security for management information systems and other information technology.

         b. Any related significant findings and recommendations of the independent accountant and internal auditor together with management's responses thereto.

13.      Consider and review with management and the internal auditor:

         a. Significant findings during the year and management's responses thereto.

         b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

         c. Any changes required in the planned scope of their audit plan.

         d.       The internal auditing department budget and staffing.

         e.       The internal audit department charter.

         f. The internal auditor's compliance with the Institute of Internal Auditors Standards for the Professional Practice of Internal Audits.

14. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15. Review with management, the independent accountant and the internal auditor each Form 10-Q before it is filed with the SEC.

16. Review the Company's policies relating to compliance with laws and regulations; the Company's code of conduct; ethics; officers' expense accounts, perquisites, and use of corporate assets; conflict of interest and the investigation of misconduct or fraud. Determine the extent to which the planned audit scope of the internal auditor and independent accountant can be relied on to detect fraud.

17. Review legal and regulatory matters that may have a material impact on the financial statements, the Company's related compliance policies and programs, and reports received from regulators.

18. Report actions of the Committee to the Board of Directors with such recommendations as the Committee may deem appropriate.

19. Review with management and the Company's independent public accountants the applicability and impact of any new pronouncements (or exposure drafts) issued by the Financial Accounting Standards Board or other applicable regulatory agencies.

20. Review with the internal auditor and independent accountant the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed by the Company and the related degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

21. Review with management the Company's policies and controls, including reporting controls over derivative transactions, including foreign currency exposures and hedging activities.

22. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

23. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

24. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

The Committee shall have at least three members, who shall serve at the pleasure of the Board of Directors. All members shall be independent directors, except that, in exceptional and usual circumstances, one member of the Committee may not be an independent director if he or she is neither a current employee of the Company nor a family member of an employee of the Company and the Board of Directors determines that the person's Committee membership is required by the best interest of the Company and its shareholders. An "independent director" is a person who:

         (a) is not employed by the Company or any of its affiliates for the current year or any of the past three years,

         (b) does not accept any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax re-qualified retirement plan, or non-discretionary compensation;

         (c) is not a member of the immediate family* of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer,

         (d) is not a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceeded 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years,

         (e) is not employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee, and

         (f) does not have a relationship that, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                 *Immediate family includes a person's spouse, parents,
                  children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in that person's home.

The Committee members and the Committee chairman shall be designated by the full Board of Directors. The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors. In carrying out these responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order for it to best react to changing conditions and environment and to assure the Board of Directors and shareholders that the Company accounting practices are in accordance with all requirements and are of the highest quality.

                     EXCO'S ANNUAL MEETING OF SHAREHOLDERS
                            ROYAL OAKS COUNTRY CLUB
                             7915 GREENVILLE AVENUE
                              DALLAS, TEXAS 75231
                                 (214) 691-6091


                                     [MAP]

                                      PROXY

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                               Dallas, Texas 75231

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, par value $.02 per share, of EXCO Resources, Inc. held of record by the undersigned on February 29, 2000 at the annual meeting of shareholders to be held on April 26, 2000 or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1. Proposal to elect DOUGLAS H. MILLER, T.W. EUBANK, J. DOUGLAS RAMSEY, JEFFREY D. BENJAMIN, EARL E. ELLIS, J. MICHAEL MUCKLEROY, BOONE PICKENS and STEPHEN F. SMITH as directors until the next Annual Meeting or until their successors have been duly qualified and elected.


        [ ]   FOR all nominees listed above            [ ]   WITHHOLD AUTHORITY
              (except as marked to the contrary below)       to vote for all nominees listed above


--------------------------------------------------------------------------------

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE)





                            (Please See Reverse Side)

     The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.










                                  Dated:
                                         -----------------------------, 2000


                                    --------------------------------------------
                                                   Signature

                                    --------------------------------------------
                                           Signature (if held jointly)

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.